                                                                    EXHIBIT 99.3

                          VOTING AND LOCK-UP AGREEMENT

This VOTING AND LOCK-UP AGREEMENT (this "Agreement") dated as of October 16, 2006 among PRIME BIOSOLUTIONS, LLC, a Delaware limited liability company (the "Company"), EMERGE INTERACTIVE, INC., a Delaware corporation ("eMerge") and SAFEGUARD DELAWARE, INC., as a stockholder of eMerge (the "Stockholder").

                                    RECITALS

The Stockholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of Common Stock, $0.01 par value per share, of eMerge (the "Stock") set forth opposite the Stockholder's name on Schedule A hereto (such shares of Stock, together with all other shares of capital stock of the Company acquired by the Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares").

Concurrently with the execution and delivery of this Agreement, eMerge Merger Sub, LLC., a Delaware limited liability company which is wholly owned by eMerge ("Merger Sub"), eMerge, the Company and Prime Bioshield, LLC, a Nebraska limited liability company which is the sole owner of the Company ("Shield") are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of the Company with and into Merger Sub, with Merger Sub surviving the Merger (the "Merger") upon the terms and subject to the conditions set forth therein.

As a condition to entering into the Merger Agreement, the Company and Shield required that the Stockholder enter into this Agreement, and the Stockholder desires to enter into this Agreement to induce the Company and Shield to enter into the Merger Agreement.

The Board of Directors of eMerge has taken all actions so that the restrictions contained in the Company's certificate of incorporation and the Delaware General Corporation Law (the "DGCL") applicable to a "business combination" will not apply to the execution, delivery or performance of this Agreement or the Merger Agreement, or to the consummation of the Merger, this Agreement and the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.

The Stockholder represents and warrants to the other parties hereto as follows:

          (a) Authority. The Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable). Such Stockholder has all requisite legal power (corporate or other) and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity). If such Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (b) No Conflicts. (i) No filing by such Stockholder with any governmental body or authority, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of such Stockholder,
     (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any material contract, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its Subject Shares or assets may be bound, or
     (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to prevent such Stockholder from performing its obligations under this Agreement.

          (c) The Subject Shares. Schedule A sets forth, opposite the Stockholder's name, the number of Subject Shares over which such Stockholder has record or beneficial ownership as of the date hereof. As of the date hereof, the Stockholder is the record or beneficial owner of the Subject Shares denoted as being owned by such Stockholder on Schedule A (or is trustee of a trust that is the record holder of and whose beneficiaries are the beneficial owners of such Subject Shares) and has the sole power to vote (or cause to be voted) such Subject Shares. Except as set forth on such Schedule A, neither such Stockholder nor any controlled affiliate of a Stockholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. Such Stockholder has good and valid title to the Subject Shares denoted as being owned by such Stockholder on Schedule A, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances,


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

     adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement, as disclosed on Schedule A, or as would not prevent such Stockholder from performing its obligations under this Agreement.

          (d) Reliance By the Company and Shield. The Stockholder understands and acknowledges that the Company and Shield are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

          (e) Litigation. As of the date hereof, there is no action, proceeding or investigation pending or threatened against such Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Stockholder in connection with this Agreement.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SHIELD.

The Company hereby represents and warrants to the Stockholder as follows:

          (a) Due Organization, etc. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has all requisite limited liability power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          (b) Conflicts. (i) No filing by the Company with any governmental body or authority, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and
     (ii) none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of the Company, (B) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any material contract, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not prevent the Company from performing its obligations under this Agreement.


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

3.   COVENANTS OF THE STOCKHOLDER.

Until the termination of this Agreement in accordance with Section 5, the Stockholder, in its capacity as such, agrees as follows:

          (a) At any meeting of the stockholders of eMerge ("eMerger Meeting") or at any adjournment, postponement or continuation thereof or in any other circumstances occurring prior to the eMerge Meeting upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares (and each class thereof) (i) in favor of the approval of each matter recommended by the Board of Directors of eMerge to be undertaken in connection with the Merger, including, if required, the approval and adoption of the Merger Agreement and the transactions contemplated hereby and any matter that could reasonably be expected to facilitate the Merger; (ii) in favor of any alternative structure as may be agreed upon by the Company, Shield, Merger Sub and eMerge to reflect the acquisition by Shield of control of eMerge, provided that such alternative structure is on terms in the aggregate no less favorable to the Stockholder than the terms of the Merger Agreement; and
     (iii) except with the written consent of the Company, against any Takeover Proposal, the consummation of any Superior Proposal or any action, proposal, or agreement or transaction (other than the Merger, the Merger Agreement or the transaction contemplated thereby) that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of eMerge under the Merger Agreement which could result in any of the conditions to eMerge's obligations under the Merger Agreement not being fulfilled or which could be inconsistent with the Merger or any other transaction contemplated by the Merger Agreement. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Such Stockholder agrees not to enter into any agreement or commitment with any person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 3(a). This Agreement is intended to bind the Stockholder as a stockholder of eMerge only with respect to the specific matters set forth herein.

          (b) Such Stockholder agrees not to, directly or indirectly, (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer") or enter into any agreement, option or other arrangement with respect to, or consent to a Transfer of, or convert or agree to convert, any or all of the Subject Shares to any person, other than in accordance with the Merger Agreement, or (ii) grant any proxies (other than eMerge proxy card in connection with the eMerge Meeting if and to the extent such proxy is consistent with the Stockholder's obligations under Section 3(a) hereof), deposit any Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Shares, other than pursuant to this Agreement. Such Stockholder further agrees not to commit or agree to take any of the foregoing actions or take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement.


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

          (c) The Stockholder shall not, nor shall such Stockholder permit any controlled affiliate of such Stockholder to, nor shall such Stockholder act in concert with or permit any controlled affiliate to act in concert with any person to make, or in any manner participate in, directly or indirectly, a "solicitation" (as such term is used in the rules of the Securities and Exchange Commission ("SEC")) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of Stock intended to facilitate any Takeover Proposal or to cause stockholders of eMerge not to vote to approve and adopt the matters recommended by the eMerge Board of Directors in connection with the Merger. Such Stockholder shall not, and shall direct any investment banker, attorney, agent or other adviser or representative of such Stockholder not to, directly or indirectly, through any officer, director, agent or otherwise, enter into, solicit, initiate, conduct or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or provide any information to, any person, other the Company, relating to any Takeover Proposal. Such Stockholder hereby represents that, as of the date hereof, it is not engaged in discussions or negotiations with any party other than the Company with respect to any Takeover Proposal.

          (d) The Stockholder agrees that any shares of Stock of eMerge that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Termination Date ("New Shares"), and any and all other shares or securities of eMerge issued, exchanged, issuable or exchangeable in respect of New Shares shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted shares of Stock.

4.   STOCKHOLDER CAPACITY.

No Person executing this Agreement who is or becomes during the term of this Agreement a director or officer of eMerge shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director or officer. The Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares.

5.   TERMINATION.

This Agreement shall terminate (i) upon the earlier of (A) the Effective Time of the Merger, and (B) the termination of the Merger Agreement, or (ii) at any time upon notice by the Company to the Stockholders, provided that in the event of a change to the terms of the Merger Agreement that is materially adverse to the Stockholder, the Stockholder shall have the right to terminate this Agreement (the date of any such termination shall be referred to herein as the "Termination Date"). No party hereto shall be relieved from any liability for intentional breach of this Agreement by reason of any such termination. Notwithstanding the foregoing, Sections 8 and 9 and Sections 11 through 21, inclusive, of this Agreement shall survive the termination of this Agreement and, if the Merger becomes effective, Section 6 shall also survive the termination of this Agreement.

6.   APPRAISAL RIGHTS.

To the extent permitted by applicable law, the Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

7.   PUBLICATION.

Such Stockholder hereby authorizes eMerge and the Company to publish and disclose in the Proxy Statement (including any and all documents and schedules filed with the SEC relating thereto) such Stockholder's identity and ownership of shares of Stock of eMerge and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

8.   GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles or rules of conflicts of laws thereof.

9.   JURISDICTION; WAIVER OF JURY TRIAL.

          (a) Each of the parties hereto irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in the courts of the State of Delaware or the United States District Court for the District of Delaware (each, a "Delaware Court"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in any Delaware Court, and any claim that any such action or proceeding brought in any Delaware Court has been brought in an inconvenient forum, and (iii) submits to the non-exclusive jurisdiction of Delaware Courts in any suit, action or proceeding. Each of the parties agrees that a judgment in any suit, action or proceeding brought in a Delaware Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

          (b) Each of the parties agrees and acknowledges that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement.

10.  SPECIFIC PERFORMANCE.

The Stockholder acknowledges and agrees that (i) the covenants, obligations and agreements of the Stockholder contained in this Agreement relate to special, unique and extraordinary matters, (ii) the Company and Shield are and will be relying on such covenants in connection with entering into the Merger Agreement and the performance of their obligations under the Merger Agreement, and (iii) a violation of any of the terms of such covenants, obligations or agreements will cause the Company and Shield irreparable injury for which adequate remedies are not


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

available at law. Therefore, such Stockholder agrees that the Company and Shield shall be entitled to seek an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such Stockholder from committing any violation of such covenants, obligations or agreements.

11.  AMENDMENT, WAIVERS, ETC.

Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by the Company and the Stockholder. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

12.  ASSIGNMENT; NO THIRD PARTY BENEFICIARIES.

This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect. This Agreement shall be binding upon the respective heirs, legal representatives and permitted transferees of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, legal representatives and permitted transferees, any right, remedy or claim under or in respect of this Agreement or any provision hereof. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

13.  NOTICES.

All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic confirmation of the due transmission of the notice), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other parties by written notice:

     If to the Stockholder, to: the address set forth under such Stockholder's name on Schedule A hereto

     If to eMerge to:           David C. Warren
                                eMerge Interactive, Inc.
                                10305 102nd Terrace
                                Sebastian, FL 32958
                                Telephone: (772) 581-9700
                                Facsimile: (772) 581-0204


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

     with a copy to:            Hunton & Williams, LLP
                                951 East Byrd Street
                                Richmond, VA 23219
                                Attention: Melvin E. Tull III, Esq.
                                Telephone: (804) 788-8200
                                Facsimile: (804) 788-8218

     If to the Company:         David E. Hallberg
                                Prime BioSolutions, LLC
                                11905 P Street, Suite 101
                                Omaha, NE 68137
                                Telephone: (402) 932-8940
                                Facsimile: (402) 932-8946

     with a copy to:            Kutak Rock LLP
                                1650 Farnam Street
                                Omaha, NE 68102
                                Attention: Joseph O. Kavan, Esq.
                                Telephone: (402) 346-6000
                                Facsimile: (402) 346-1148

14.  SEVERABILITY.

If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

15.  INTEGRATION.

This Agreement (together with the Merger Agreement to the extent referenced herein), including Schedule A hereto, constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersedes any and all prior understandings or agreements relating to the subject matter hereof and thereof.

16.  SECTION HEADINGS.

The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

17.  COUNTERPARTS.

This Agreement may be executed in several counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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

18.  CAPITALIZED TERMS.

For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

19.  DEFINITIONS.

References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity, group (as such term is used in Section 13 of the Securities Exchange Act of 1934, as amended) or organization, including, without limitation, a governmental body or authority.

20.  EXPENSES.

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

21.  DISCLOSURE.

Each of the parties hereto and their affiliates are hereby authorized to publish or disclose in any requisite report filed by any of them with the SEC, including, without limitation, a Schedule 13D, his/her identity and the nature of the commitments, arrangements and understandings under this Agreement.

                            [Signature page follows]


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

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

                                        PRIME BIOSOLUTIONS, LLC


                                        By: /s/ David E. Hallberg
                                            ------------------------------------
                                        Name: David E. Hallberg
                                        Title: Chairman & CEO


                                        EMERGE INTERACTIVE, INC.


                                        By: /s/ David C. Warren
                                            ------------------------------------
                                        Name: David C. Warren
                                        Title: President & CEO


                                        SAFEGUARD DELAWARE, INC.


                                        By: /s/ Steven J. Feder
                                            ------------------------------------
                                        Name: Steven J. Feder
                                        Title: Vice President


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

                                    EXHIBIT A
                               TO VOTING AGREEMENT

                                   STOCKHOLDER

NAME AND ADDRESS                       NUMBER OF SHARES
----------------                       ----------------
SAFEGUARD DELAWARE, INC.                    224,710
103 SPRINGER BUILDING
3411 SILVERSIDE ROAD
WILMINGTON, DE 19810
CONTACT PERSON: CHRISTOPHER J. DAVIS
PHONE NUMBER: (610) 975-4924
FAX NUMBER: (610) 975-4922

WITH A COPY TO:

STEVEN J. FEDER, ESQ.
SAFEGUARD SCIENTIFICS, INC.
435 DEVON PARK DRIVE, 800 BUILDING
WAYNE, PA 19087
PHONE NUMBER: (610) 975-4984
FAX NUMBER: (610) 482-9105